UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Item 5. Other Events.

On July 15, 2004, Digitas Inc., a Delaware corporation (“Digitas”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Digitas Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Digitas (“Merger Sub “) and Modem Media, Inc., a Delaware corporation (“Modem”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Modem, with Modem surviving as a subsidiary of Digitas (the “Merger”). The completion of the Merger is subject to several conditions, including the approval of the stockholders of Digitas and Modem. The Merger was unanimously approved by the Boards of Directors of both Digitas and Modem.

Under the terms of the Merger Agreement, each outstanding share of Modem common stock will be exchanged for 0.70 shares of Digitas common stock. Digitas will also assume outstanding stock options to purchase shares of Modem common stock.

The foregoing description of the Merger, the Merger Agreement and the voting agreements is qualified in its entirety by reference to the Merger Agreement and the joint press release dated July 15, 2004 issued by Digitas and Modem, attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

Exhibit 99.1	Agreement and Plan of Merger, dated as of July 15, 2004, by and among Digitas Inc., a Delaware corporation, Digitas Acquisition Corp., a Delaware corporation, and Modem Media, Inc., a Delaware corporation.

Exhibit 99.2	Joint Press Release, dated July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: July 15, 2004	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Agreement and Plan of Merger, dated as of July 15, 2004, by and among Digitas Inc., a Delaware corporation, Digitas Acquisition Corp., a Delaware corporation, and Modem Media, Inc., a Delaware corporation.

99.2	Joint Press Release, dated July 15, 2004.